Exhibit 10.1

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (this “Agreement”) is dated as of March 26, 2025 (the “Execution Date”), by and between Vivani Medical, Inc., a Delaware corporation (the “Company”) and Gregg G Williams 2006 Irrevocable Trust (the “Purchaser”). The Company and the Purchaser are each hereafter referred to individually as a “Party” and together as the “Parties.”

RECITALS

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, shares of the Company’s Common Stock (as defined below) at the Per Share Purchase Price (as defined below).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means, with respect to any Person, any entity that, at the relevant time (whether as of the Execution Date or thereafter), directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person, for so long as such control exists.  For purposes of this definition, “control” means (a) to possess, directly or indirectly, the power to direct or cause the direction of the management or policies of an entity, whether through ownership of voting securities or by contract relating to voting rights or corporate governance, or (b) direct or indirect ownership of fifty percent (50%) (or such lesser percentage that is the maximum allowed to be owned by a foreign entity in a particular jurisdiction) or more of the voting share capital or other equity interest in such entity.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

“Closing” means, as applicable, each Closing.

“Closing Date” means the date of each Closing, at which all conditions precedent to (i) the Purchaser’s obligations to pay the Purchase Amount at such Closing and (ii) the Company’s obligations to deliver the Shares at such Closing, in each case, have been satisfied or waived, but in no event later than the second (2nd) Business Day following the date thereof.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Disposition” or “Dispose of” means (a) pledge, sale, contract to sell, sale of any option or contract to purchase, purchase of any option or contract to sell, grant of any option, right or warrant for the sale of, or other disposition of or transfer of any Common Stock, or any options, warrants or other securities or rights convertible into or exercisable or exchangeable for Common Stock, including, without limitation, any “short sale” or similar arrangement, or (b) swap, hedge, derivative instrument or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of securities, in cash or otherwise.

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“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Governmental Authority” means any national, international, federal, state, provincial or local government, or political subdivision thereof, or any multinational organization or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, and any court or tribunal (or any department, bureau or division thereof, or any governmental arbitrator or arbitral body).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” means any change, event or occurrence that, individually or in the aggregate with any other changes, events or circumstances, has had or would reasonably be expected to have (a) a material adverse effect on the business, financial condition, assets or results of operations of the Company or its subsidiaries, taken as a whole, or (b) a material adverse effect on the Company’s ability to perform its obligations hereunder or consummate the transactions contemplated hereby; provided, however, that in no event shall any of the following occurring after the date hereof, alone or in combination, be deemed to constitute, or be taken into account in determining whether a Material Adverse Effect has occurred: (i) changes in the Company’s industry generally or in conditions in the United States or global economy or capital or financial markets generally, including changes in interest or exchange rates, (ii) any change, event or occurrence caused by the announcement or pendency of the transactions contemplated hereby (iii) the performance of this Agreement and the transactions contemplated hereby, or any action taken or omitted to be taken by the Company at the request or with the prior consent of the Purchaser, (iv) changes in general legal, regulatory, political, economic or business conditions occurring after the date hereof that, in each case, generally affect the biotechnology or biopharmaceutical industries, (v) acts of war, sabotage or terrorism occurring after the date hereof, or any escalation or worsening of any such acts of war, sabotage or terrorism, or (vi) earthquakes, hurricanes, floods or other natural disasters occurring after the date hereof; provided, however, that with respect to clauses (i), (iv), (v) and (vi), such effects, alone or in combination, may be deemed to constitute, or be taken into account in determining whether a Material Adverse Effect has occurred, but only to the extent such effects disproportionately affect the Company compared to other companies in the biotechnology or biopharmaceutical industries.

“Material Contract” means all contracts, agreements, indentures, bonds, loans, leases, subleases, licenses, sublicenses, instruments, notes and arrangements in effect as of the Execution Date that are required to be filed as exhibits to the Company’s annual report on Form 10-K filed with the Commission.

“Nasdaq” shall mean the Nasdaq Capital Market, LLC.

“Permitted Transferee” means an Affiliate of the Purchaser; provided, however, that no such Person shall be deemed a Permitted Transferee for any purpose under this Agreement unless:  (a) the Permitted Transferee shall have agreed in writing to be subject to and bound by the terms of this Agreement as though it were “the Purchaser” hereunder, and (b) the Purchaser acknowledges that it continues to be bound by the terms of this Agreement.

“Per Share Purchase Price” shall mean $1.12, which is the Market Value (as defined in Nasdaq Rule 5005(a)(23)) of each Share on the day immediately prior to the Execution Date.

“Purchase Amount” means, as to the Purchaser, the aggregate amount to be paid for Shares purchased hereunder in United States dollars and in immediately available funds.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

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“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means the shares of Common Stock issued or issuable to the Purchaser pursuant to this Agreement.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing shares of Common Stock).

“Subsidiary” means any subsidiary of the Company which shall include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Third Party Tender/Exchange Offer” means any tender or exchange offer made to all of the holders of Common Stock by a Third Party (other than a Third Party acting on behalf of or as part of a group or in concert with the Purchaser).

“Third Party” means any Person other than the Purchaser or the Company (or its respective Affiliates).

“Transfer Agent” means VStock Transfer, LLC, the current transfer agent of the Company, with a mailing address of 18 Lafayette Place, Woodmere, NY 11598, and any successor transfer agent of the Company.

ARTICLE II.
PURCHASE AND SALE OF SHARES

2.1Purchase of Shares. Subject to the terms and conditions of this Agreement, at each Closing, the Company will issue and sell to the Purchaser and the Purchaser will purchase from the Company, the number of Shares issued and sold hereunder, at the Per Share Purchase Price, as is set forth on Schedule I attached hereto. The aggregate number of Shares issuable hereunder is 7,366,071. Each Closing and the purchase and sale of the number of Shares set forth across from the Purchaser’s name on Schedule I for such Closing shall occur on the date specified on Schedule I attached hereto, subject to the satisfaction or waiver of the conditions for such Closing herein.

2.2Payment. At each Closing, the Purchaser will pay the total Purchase Amount as set forth in Schedule I by wire transfer or electronic funds transfer of immediately available funds to an account designated by the Company, which account the Company shall designate to the Purchaser no less than one (1) Business Day prior to the applicable Closing Date (or on such later date as may be permitted by the Purchaser).

2.3Closing. On each Closing Date, subject to the satisfaction or waiver of the conditions for such Closing herein, the applicable Closing shall occur, at such time as is mutually agreed by the Parties, remotely via the exchange of documents and signatures by the Parties. At such Closing, subject to receipt by the Company of the Purchase Amount from the Purchaser as contemplated by Section 2.2, the Company shall instruct the  Transfer Agent to register the Shares purchased at such Closing in book-entry in the name of the Purchaser, and the Company shall cause the Transfer Agent to deliver written confirmation of the book-entry delivery of the Shares to the Purchaser.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1Representations and Warranties of the Company.  The Company hereby represents and warrants to the Purchaser that, except as set forth in the SEC Reports (as defined below):

(a)    Private Sale.  Subject to the accuracy of the representations and warranties made by the Purchaser in Section 3.2, the Shares will be issued and sold to the Purchaser in compliance with applicable exemptions from the registration and prospectus delivery requirements of the Securities Act and the registration and qualification requirements of all applicable securities laws of the states of the United States.

(b)     Subsidiaries.  All of the direct and indirect subsidiaries of the Company are set forth on the Company’s filings with the Commission.  The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.  If the Company has no subsidiaries, all other references to the Subsidiaries or any of them in this Agreement shall be disregarded.

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(c)     Organization and Qualification.  The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite corporate power and authority to own or lease and use its properties and assets, to execute and deliver this Agreement, to carry out the provisions of this Agreement and to issue and sell the Shares. True and correct copies of the Company’s organizational documents, as amended and in effect on the Effective Date, are filed or incorporated by reference as exhibits to the SEC Reports (defined below).

(d)     Authorization; Enforcement.  The Company has the requisite corporate power and authority and has taken all requisite corporate action necessary for, and no further action on the part of the Company, its officers, directors or shareholders is necessary for, (a) the authorization, execution and delivery of this Agreement, (b) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (c) the sale, issuance and delivery of the Shares.  This Agreement, upon execution and delivery by the Company, assuming due authorization, execution and delivery by the Purchaser, constitutes valid and binding obligations of the Company, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (ii) general principles of equity that restrict the availability of equitable remedies.

(e)    No Conflicts; Government Consents and Permits. (a) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated thereby (including the issuance of the Shares) will not (i) conflict with or result in a violation of any provision of the Company’s organizational documents, (ii) result in any encumbrance upon any of the Shares, other than restrictions on resale pursuant to securities laws or as set forth in this Agreement, (iii) materially violate or conflict with, or result in a material breach, default, modification, acceleration of payment or termination under of any provision of, or constitute a default under, any Material Contract, or (iv) result in a material violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and regulations of any self-regulatory organizations) applicable to the Company as of the Execution Date.

(f)     Issuance of the Shares.  When issued, the Shares will be duly and validly issued and, when paid for in accordance with this Agreement, will be fully paid and non-assessable, and, when delivered to the Purchaser at the Closing, shall be free and clear of all encumbrances and restrictions including, but not limited to, Liens, encumbrances or restrictions on transfer, including preemptive rights, rights of first refusal, purchase options, call options, subscription rights or other similar rights of shareholders of the Company, except for restrictions on transfer set forth in this Agreement or imposed by applicable securities laws.  Assuming the accuracy of the representations and warranties of the Purchaser in this Agreement, the Shares will be issued in compliance with all applicable federal and state securities laws of Michigan, the state in which the Purchaser is located.  No stop order or suspension of trading of the Common Stock has been imposed by Nasdaq or the SEC and remains in effect.

(g)    Capitalization.  The capitalization of the Company as of the date hereof is as set forth on the Company’s latest Quarterly Report filed with the Commission; provided however, that since the Company’s latest Quarterly Report filed with the Commission, the Company has issued certain shares under that certain Open Market Sale AgreementSM by and between the Company and Jefferies, LLC, dated as of April 22, 2024 in an at-the-market offering.  The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement.  Except as a result of the purchase and sale of the Shares and set forth on the SEC Reports, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or capital stock of any Subsidiary.  The issuance and sale of the Shares will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Purchaser). There are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary.  There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Shares.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

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(h)     SEC Reports; Financial Statements.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)    Material Changes; Undisclosed Events, Liabilities or Developments.  Since the date of the latest audited financial statements included within the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans.  The Company does not have pending before the Commission any request for confidential treatment of information.  Except for the issuance of the Shares contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed prior to the date that this representation is made.

(j)    Litigation.  Other than as set forth in the SEC Reports, there is no material action, suit, Proceeding or investigation pending (of which the Company has received written notice or otherwise has knowledge) or, to the Company’s knowledge, threatened, against the Company or which the Company intends to initiate.

(k)     Compliance.  Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other Governmental Authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any Governmental Authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(l)   Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(m)   Title to Assets.  The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

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(n)   Intellectual Property.  The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement.  Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect.  To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o)   Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Shares, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(p)    Tax Status.  Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(q)   Foreign Corrupt Practices.  Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977.

(r)    Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

3.2              Representations and Warranties of the Purchaser.  The Purchaser hereby represents and warrants as of the date hereof and as of the date of each Closing to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a)    Organization; Authority.  The Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Purchaser.  This Agreement has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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(b)    Understandings or Arrangements.  The Purchaser is acquiring the Shares as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Shares.  The Purchaser is acquiring the Shares hereunder in the ordinary course of its business.

(c)    Purchaser Status.  At the time the Purchaser was offered the Shares, it was, and as of the date hereof it is, it will be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12), or (a)(13) under the Securities Act.

(d)    Experience of the Purchaser.  The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment.  The Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(e)    Access to Information. The Purchaser acknowledges that it has had the opportunity to review this Agreement (including all exhibits and schedules thereto) and the SEC Reports and has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(f)   Certain Transactions and Confidentiality.  Other than consummating the transactions contemplated hereunder, the Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that the Purchaser first received (written or oral), from the Company or any other Person representing the Company, the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof.  Other than to other Persons party to this Agreement or to the Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(g)    Non-Public Information. The Purchaser hereby represents that it, nor any other Person acting on its behalf has received or had access to information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto the Purchaser shall have consented in writing to the receipt of such information and agreed in writing with the Company to keep such information confidential.

(h)    Investment Purpose; Investment Experience.  The Purchaser is purchasing the Shares for its own account and not with a present view toward the public distribution thereof and has no arrangement or understanding with any other Persons regarding the distribution of the Shares.  The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in accordance with the Securities Act and to the extent permitted by this Agreement. The Purchaser has conducted its own due diligence on the Company to its satisfaction and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares to be purchased hereunder.

(i)     Reliance on Exemptions.  The Purchaser has not taken any of the actions set forth in, and is not subject to, the disqualification provisions of Rule 506(d)(1) under the Securities Act and did not learn of the investment in the Shares as a result of any general solicitation or advertising.  The Purchaser understands that the Company intends for the Shares to be offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein (including in this Section 3.2(i)) in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares.

(j)     Governmental Review.  The Purchaser understands that no United States federal or state agency or any other Governmental Authority has passed upon or made any recommendation or endorsement of the Shares or an investment therein.

ARTICLE IV.
COVENANTS AND AGREEMENTS OF THE PARTIES

4.1Market Listing.  From the Execution Date through each Closing, the Company shall use best efforts to (a) maintain the listing and trading of the Common Stock on Nasdaq and (b) effect the listing of the Common Stock on Nasdaq.

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4.2Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Shares pursuant to this Agreement.

4.3Transfer or Resale.  The Purchaser understands that:

(a)    the Shares have not been and are not being registered under the Securities Act or any applicable state securities laws and, consequently, the Purchaser may have to bear the risk of owning the Shares for an indefinite period of time because the Shares may not be transferred unless (i) the resale of the Shares is registered pursuant to an effective registration statement under the Securities Act; (ii) the Purchaser has delivered to the Company an opinion of counsel (in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (iii) the Shares are sold or transferred pursuant to Rule 144 (provided, that the Purchaser provides the Company with reasonable assurances (including in the form of seller and broker representation letters) that the Shares may be sold pursuant to such rule).

(b)    any sale of the Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and, if Rule 144 is not applicable, any resale of the Shares under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act.

(c)    for as long as the Purchaser or any of its Affiliates beneficially owns any Shares, to the extent it shall be required to do so under the Exchange Act, the Company shall use reasonably best efforts to timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144), and shall use reasonable efforts to take such further necessary action as the Purchaser may reasonably request in connection with the removal of any restrictive legend on the Shares being sold, all to the extent required from time to time to enable the Purchaser to sell the Shares without registration under the Securities Act within the limitations of the exemption provided by Rule 144.

4.4Legends.  The Purchaser understands that the Shares will bear restrictive legends in substantially the following form (and a stop-transfer order may be placed against transfer of the Shares):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE REASONABLY SATISFACTORY TO VIVANI MEDICAL, INC.) THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF THE SECURITIES ACT.

If such Shares are transferred pursuant to Section 4.3 of this Agreement, the Purchaser may request that the Company remove, and if so requested, the Company shall agree to authorize and instruct (including by causing any required legal opinion to be provided) the removal of any legend from the Shares, if permitted by applicable securities law, within two (2) Business Days of any such request; provided, however, each Party will be responsible for any fees it incurs in connection with such request and removal; provided, further, that such legends may only be removed (i) in connection with a sale pursuant to the Registration Statement or (ii) in connection with and pursuant to Rule 144 if the Purchaser has held the Shares for more than one (1) year.

4.5Securities Law Disclosure; Publicity. No public release, public disclosure or announcement concerning the transactions contemplated hereby shall be made by either Party without the consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed).

4.6Lockup. During the period commencing on the applicable Closing Date and until the date that is two (2) months after such Closing Date (the “Lockup Period”), without the prior approval of the Company, the Purchaser shall not Dispose of (i) any of the Shares acquired at such Closing, together with any Common Stock issued in respect thereof as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization, and (ii) any Common Stock issued as (or issuable upon the exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange or in replacement of, the Common Stock described in clause (i) of this sentence (collectively, “Lockup Shares”); provided, however, that the foregoing shall not prohibit (A) the Purchaser from transferring any Lockup Shares to (I) a Permitted Transferee (provided, that the Permitted Transferee agrees to be bound in writing by the restrictions set forth herein), or (II) to the Company; (B) the Disposition of Lockup Shares with the prior written consent of the Company; and (C) the Disposition of Lockup Shares pursuant to a Third Party Tender/Exchange Offer, and any Disposition effected pursuant to any business combination, merger, consolidation or similar transaction consummated by the Company; provided, further, that, in the event the Company enters into any definitive agreement with a Third Party during the Lock-Up Period contemplating (x) a Third Party Tender/Exchange Offer or (y) a business combination, merger, consolidation or similar transaction to which the Company is a constituent corporation, then the restrictions on the Lock-Up Shares automatically shall be terminated and of no further force or effect.

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ARTICLE V.
CONDITIONS TO CLOSING

5.1Mutual Conditions to Closing.  The obligations of the Parties to consummate each Closing are subject to the satisfaction or waiver of the following conditions at or prior to the applicable Closing:

(a)    Absence of Litigation.  No Proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, will have been instituted or be pending before any Governmental Authority.

(b)     No Governmental Prohibition.  The sale of the Shares by the Company and the purchase of the Shares by the Purchaser will not be prohibited by any applicable law or Governmental Authority.

5.2Conditions to Obligations of the Company to Close. The Company’s obligation to complete the purchase and sale of the Shares and deliver the Shares to the Purchaser at each Closing is subject to the satisfaction or waiver of the following conditions at or prior to the applicable Closing:

(a)     Receipt of Funds.  The Company will have received immediately available funds in the full amount of the Purchase Amount for the Shares purchased at such Closing.

(b)   Representations and Warranties. The representations and warranties made by the Purchaser in Section 3.2 will be true and correct as of the applicable Closing Date, except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties will be true and correct as of such other date, except in each case where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” set forth therein) would not reasonably be expected to have a material adverse effect on the Purchaser’s ability to perform its obligations hereunder or consummate the transactions contemplated hereby.

(c)    Covenants.  All covenants and agreements contained in this Agreement to be performed or complied with by the Purchaser on or prior to the applicable Closing Date shall have been performed or complied with in all material respects.

5.3Conditions to the Purchaser’s Obligations to Close.  The Purchaser’s obligation to complete the purchase and sale of the Shares at each Closing is subject to the satisfaction or waiver of the following conditions at or prior to the applicable Closing:

(a)    Representations and Warranties.  The representations and warranties made by the Company in Section 3.1 of this Agreement will be true and correct as of the applicable Closing Date, except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties will be true and correct as of such other date, except in each case where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” set forth therein) would not reasonably be expected to have a Material Adverse Effect on the Company’s ability to perform its obligations hereunder or consummate the transactions contemplated hereby.

(b)    Covenants.  All covenants and agreements contained in this Agreement to be performed or complied with by the Company on or prior to the applicable Closing Date shall have been performed or complied with in all material respects.

(c)    Nasdaq Matters.

(i)    Prior to each Closing, the Company shall have taken all actions that are reasonably necessary, including providing appropriate notice to Nasdaq of the transactions contemplated by this Agreement, for the Shares purchased at such Closing to be listed on Nasdaq and shall have complied with all listing, reporting, filing and other obligations under the rules of Nasdaq and of the SEC with respect to the matters contemplated by this Agreement.

(ii)    The Common Stock shall not have been suspended, as of each Closing Date, by the SEC or Nasdaq from trading on Nasdaq nor shall any such suspension by the SEC or Nasdaq have been threatened, as each Closing Date, in writing by the SEC or Nasdaq.

(d)    No Material Adverse Effect.  Since the Execution Date, there shall not have been any change, development, occurrence or event that has had or would reasonably be expected to have a Material Adverse Effect on the Company.

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ARTICLE VI.
MISCELLANEOUS

6.1Termination.  This Agreement may be terminated prior to any Closing by:

(a)mutual written consent of the Parties;

(b)the Company, upon written notice to the Purchaser, so long as the Company is not then in breach of its representations, warranties, covenants or agreements under this Agreement such that any of the conditions set forth in Section 5.3(a) or (b), as applicable, could not be satisfied by the date of the next Closing, (i) upon a breach of any covenant or agreement on the part of the Purchaser set forth in this Agreement or (ii) if any representation or warranty of the Purchaser shall have been or become untrue, in each case such that any of the conditions set forth in Section 5.2(b) or (c), as applicable, could not be satisfied by the date of the next Closing; and

(c)the Purchaser, upon written notice to the Company, so long as the Purchaser is not then in breach of its representations, warranties, covenants or agreements under this Agreement such that any of the conditions set forth in Section 5.2(b) or (c), as applicable, could not be satisfied by the date of the next Closing, (i) upon a breach of any covenant or agreement on the part of the Company set forth in this Agreement or (ii) if any representation or warranty of the Company shall have been or become untrue, in each case such that any of the conditions set forth in Section 5.3(a) or (b), as applicable, could not be satisfied by the date of the next Closing.

6.2Fees and Expenses.  Except as expressly set forth in this Agreement to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Shares to the Purchaser.

6.3Entire Agreement.  This Agreement, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.4Notices.  Any notice required or permitted to be given by this Agreement must be in writing, in English.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder must be in writing and will be deemed given and effective if (a) delivered by hand or by overnight courier with tracking capabilities; (b) mailed postage prepaid by first class, registered or certified mail; or (c) delivered by electronic mail, in each case, addressed as set forth on the signature pages attached hereto.

6.5Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, by the Company and Purchaser.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

6.6Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

6.7Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser (other than by merger).  The Purchaser may assign any or all of its rights under this Agreement to any Person to whom the Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of this Agreement that apply to the “Purchaser.”

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6.8No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

6.9Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.   If any party shall commence an Action or Proceeding to enforce any provisions of this Agreement, then, in addition to the obligations of the Company under Section 4.8, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

6.10Survival.  The representations and warranties contained herein shall survive the Closings and the delivery of the Shares at each Closing.

6.11Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart.  In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

6.12Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

6.13Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchaser and the Company will be entitled to specific performance under this Agreement.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in this Agreement and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.14Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in this Agreement shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

6.15WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Page Follows)

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IN WITNESS WHEREOF, the parties hereto have caused this Share Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

VIVANI MEDICAL, INC.
By:	/s/ Adam Mendelsohn
Name:	Adam Mendelsohn
Title:	Chief Executive Officer

PURCHASER
GREGG G WILLIAMS 2006 IRREVOCABLE TRUST
By:	/s/ Gregg Williams
Name:	Gregg Williams
Title:	Trustee

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Schedule I

Schedule of Purchasers

Closing Date: September 15, 2025

Purchaser	Purchase Price	Shares
Gregg G Williams 2006 Irrevocable Trust	$1,650,000.80	1,473,215

Closing Date: October 15, 2025

Purchaser	Purchase Price	Shares
Gregg G Williams 2006 Irrevocable Trust	$1,649,999.68	1,473,214

Closing Date: November 15, 2025

Purchaser	Purchase Price	Shares
Gregg G Williams 2006 Irrevocable Trust	$1,649,999.68	1,473,214

Closing Date: December 15, 2025

Purchaser	Purchase Price	Shares
Gregg G Williams 2006 Irrevocable Trust	$1,649,999.68	1,473,214

Closing Date: January 15, 2026

Purchaser	Purchase Price	Shares
Gregg G Williams 2006 Irrevocable Trust	$1,649,999.68	1,473,214

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